Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned persons hereby constitutes and appoints Brian L. Halla, Lewis Chew, and John M. Clark III, and each of them singly, his true and lawful attorney-in-fact and in his name, place, and stead, and in any and all of his offices and capacities with National Semiconductor Corporation, to sign the Registration Statement with which this Power of Attorney is filed, and any and all amendments to said Registration Statement, and generally to do and perform all things and acts necessary or advisable in connection therewith, and each of the undersigned hereby ratifies and confirms all that each of said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto executed this Power of Attorney as of the date set forth opposite his signature.

SIGNATURE	DATE

//S//BRIAN L. HALLA	September 30, 2004
Brian L. Halla

//S//STEVEN R. APPLETON	September 30, 2004
Steven R. Appleton

//S//GARY P. ARNOLD	September 30, 2004
Gary P. Arnold

//S//RICHARD J. DANZIG	September 30, 2004
Richard J. Danzig

//S//ROBERT J. FRANKENBERG	September 30, 2004
Robert J. Frankenberg

//S//E. FLOYD KVAMME	September 30, 2004
E. Floyd Kvamme

//S//MODESTO A. MAIDIQUE	September 30, 2004
Modesto A. Maidique

//S//EDWARD R. McCRACKEN	September 30, 2004
Edward R. McCracken

//S//LEWIS CHEW	September 24, 2004
Lewis Chew

//S//ROBERT E. DeBARR	September 25, 2004
Robert E. DeBarr